Exhibit 10.4

GUARANTOR ASSUMPTION AGREEMENT

Guarantor Assumption Agreement
(Healthcare Businesses)

This Assignment and Assumption Agreement (Healthcare Businesses) (this “Agreement”) is made and dated as of June 29, 2007, by and between Tyco International Ltd., a Bermuda company (the “Assignor”), and Covidien Ltd., a Bermuda company (the “Assignee”).

RECITALS

A.            The Assignor is a party to the 364-Day Senior Bridge Loan Agreement (Healthcare Businesses) dated as of April 25, 2007 among Tyco International Group S.A., Covidien International Finance S.A., the Assignor, the Assignee, the lenders party thereto and Citibank, N.A., as administrative agent for such lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            The Credit Agreement contemplates that the Assignor and the Assignee shall execute and deliver this Agreement.

NOW, THEREFORE, in accordance with the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Assignor hereby assigns and transfers to the Assignee and the Assignee hereby accepts and assumes from the Assignor, all of the right, title, interest, obligations and duties of the Assignor in, to and under the Credit Agreement, effective as of the date of this Agreement (the “Effective Date”).

2. Guarantor. The Assignee hereby confirms that, as of the Effective Date, automatically and without further action of any party, (i) the Assignee shall be a party to the Credit Agreement in place of the Assignor in all respects, (ii) the Assignee shall assume, in full, all of the obligations and duties of the “Guarantor” under the Credit Agreement, (iii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and (iv) all of the terms and conditions of the Guarantee set forth in Article VIII of the Credit Agreement are ratified and confirmed in all respects.

3. Representations and Warranties. The Assignee hereby represents and warrants to the Assignor and the Credit Agreement Parties that the representations and warranties set forth in

Sections 3.01, 3.02, 3.03, 3.06 and 3.11 of the Credit Agreement are true and correct as of the Effective Date with respect to it as an Obligor.

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5. Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and the parties to the Credit Agreement and their respective successors and assigns (collectively, the “Credit Agreement Parties”) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Credit Agreement Parties.

6. Website. The Assignee hereby designates www.covidien.com as its website for the purposes of Section 5.01 of the Credit Agreement.

7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; Signature pages follow.]

[Signature Page to Guarantor Assumption Agreement

(Healthcare - Bridge Loan Agreement)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

ASS1GNOR:

TYCO INTERNATIONAL LTD.

By:	/s/ Christopher Coughlin
	Name:	Christopher Coughlin
	Title:	EVP & CFO

ASSIGNEE:

COVIDIEN LTD.

By:	/s/ Charles J. Dockendorff
	Name:	Charles J. Dockendorff
	Title:	EVP & CFO